UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2021

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 12, 2021, VMware, Inc. (“VMware” or the “Company”) issued a press release announcing preliminary financial results for the quarter ended April 30, 2021. The press release, including information regarding VMware’s use of non-GAAP financial measures, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c), (d) and (e)

On May 9, 2021, the VMware Board of Directors (the “Board”) elected Rangarajan (Raghu) Raghuram, age 58, the Company’s current Chief Operating Officer (“COO”), Products and Cloud Services, as Chief Executive Officer (“CEO”) and Sumit Dhawan, age 46, the Company’s current Chief Customer Experience Officer, as President, both effective as of June 1, 2021. Zane Rowe, who has been serving as interim CEO, will return to his role as Chief Financial Officer and Executive Vice President.

On May 9, 2021, in connection with his election as CEO, the VMware Board also elected Mr. Raghuram as a Class II, Group I member of the Board and appointed him to serve as a member of its Mergers and Acquisitions Committee effective as of June 1, 2021.

Mr. Raghuram has served as VMware’s COO, Products and Cloud Services since October 2016 and has been guiding VMware’s cloud and SaaS transformation efforts. Prior to that he served as Executive Vice President, Software-Defined Data Center division from April 2012 to October 2016. Mr. Raghuram joined VMware in 2003 and has held multiple product management and marketing roles. Mr. Raghuram served as Senior Vice President and General Manager, Cloud Infrastructure and Management, Virtualization and Cloud Platforms, and Enterprise Products, from December 2009 through March 2012. Mr. Raghuram previously served as Vice President of VMware’s Server business unit and of Product and Solutions Marketing through December 2009. Prior to VMware, Mr. Raghuram held product management and marketing roles at Netscape Communications Corporation and Bang Networks, Inc. Mr. Raghuram holds an MBA from the Wharton School of Business, University of Pennsylvania and a master’s degree in electrical engineering from the Indian Institute of Technology, Mumbai.

Mr. Dhawan has served as VMware’s Senior Vice President and Chief Customer Experience Officer since February 2020. Prior to that, Mr. Dhawan served as CEO of Instart (formerly Instart Logic), a multinational cloud company focused on web and mobile application delivery, customer experience and security for enterprise customers, from May 2018 until February 2020. Previously, Mr. Dhawan joined VMware in September 2013 and served in various roles in VMware’s End User Computing group, including as Senior Vice President, Desktop Products from July 2014 to November 2016 and as Senior Vice President and General Manager of VMware’s End User Computing group from November 2016 through May 2018.

In connection with their appointments as CEO and President, respectively, VMware entered into offer letters with each of Messrs. Raghuram and Dhawan (the “Offer Letters”) setting forth the terms of their employment and compensation. Pursuant to the Offer Letters, Messrs. Raghuram and Dhawan will receive base salaries of $1,000,000 and $850,000, respectively, and be eligible for annual incentive cash bonuses with target payouts of 150% and 125% of base salary, respectively, under VMware’s Executive Bonus Plan.

The Offer Letters also provide that Messrs. Raghuram and Dhawan will be granted equity awards that will commence vesting on the start date of their new positions, as described below.

•

Messrs. Raghuram and Dhawan will be granted performance stock units based on absolute and relative total shareholder return metrics (“TSR PSUs”) with a target number of TSR PSUs subject to the grants having grant date values of $12 million and $10 million respectively, as determined by VMware using a fair value methodology that utilizes the 15-day trailing average stock price of VMware Class A common stock as of June 1, 2021 (the “Base Date”) as the base price (the “Base Price”) for measuring VMware’s total stockholder return (“TSR”) over a five-year performance period running through June 1, 2026. The TSR PSUs will fund progressively with respect to one-eighth of the total number of TSR PSUs as VMware’s 90-day trailing average stock price appreciation exceeds performance tranches set at 50%, 75%, 100%, 125%, 150%, 200%, 250% and 300% above the Base Price. Vesting will occur on the third-, fourth- and fifth-year anniversaries of the Base Date. On each vesting date, VMware’s TSR performance to date will be measured against the performance goals in the TSR PSUs to determine achievement, and VMware’s TSR relative to the TSR of the S&P 500 IT Index (the “Index”) will also be measured, with potential payouts subject to cutback if VMware does not equal or exceed the median TSR performance of the Index.

Fifty percent of vested TSR PSUs net of tax withholdings that vest on the third- and fourth-year anniversary vesting dates are subject to a holding period requirement that runs through the fifth-year anniversary vesting date.

•

Messrs. Raghuram and Dhawan will be granted restricted stock unit awards (“RSUs”) with target values of $2.5 million and $5 million respectively. The $2.5 million RSU award granted to Mr. Raghuram is in addition to the $4 million RSU grant he received in April 2021 as part of VMware’s annual executive equity refresh program. The new $5 million RSU grant to Mr. Dhawan includes his annual FY22 refresh grant amount. The number of RSUs in each award will be determined based upon VMware’s 45-day trailing average stock price as of April 30, 2021. The RSUs will vest ratably over a four-year period with a one-year vesting cliff and semi-annual vesting thereafter.

•

Messrs. Raghuram and Dhawan will be granted additional performance stock unit awards valued at $2.5 million and $5 million respectively, based on the Company’s annual executive operating performance stock unit plan for FY22 (“FY22 Operating PSUs”), which consists of three annual performance periods corresponding to fiscal years 2022, 2023 and 2024, respectively, subject to modification based upon VMware’s relative TSR performance in comparison to the Index as measured at the end of fiscal year 2024. The new $2.5 million FY22 Operating PSU award granted to Mr. Raghuram is in addition to the $4 million FY22 Operating PSU award he received in April 2021 as part of VMware’s annual executive equity refresh program. Mr. Dhawan had not previously received a grant under the FY22 Operating PSU program. Achievement under the annual tranches of the FY22 Operating PSU program is measured by performance against corporate financial targets established each year by the Compensation and Corporate Governance Committee of the Board.

Both Mr. Raghuram and Mr. Dhawan will participate in VMware’s Executive Severance Plan, which provides cash severance benefits consisting of one year of their annual base salary and target bonus amounts and 150% of the cost of their annual health and dental insurance premiums upon an “involuntary termination” as defined in the Executive Severance Plan. Participants in the plan also receive one year of vesting acceleration measured from their termination date in outstanding RSU awards. Unvested PSU awards are also accelerated based upon actual performance for performance periods that have been completed prior to the participant’s termination date, and performance periods that are incomplete will be accelerated at target on a pro rata basis for PSU awards that will vest within one year of termination. The TSR PSU awards are not eligible for acceleration under the Executive Severance Plan. Mr. Raghuram is currently a participant in the Executive Severance Plan, and Mr. Dhawan will become eligible on June 1, 2021.

Mr. Raghuram and Mr. Dhawan will also participate in VMware’s Change-in-Control Retention Plan, which provides cash severance benefits consisting of two years and one and a half years, respectively, of their annual base salary and target bonus amounts and 150% of the monthly cost of their annual health and dental insurance premiums for two years for Mr. Raghuram and one and a half years for Mr. Dhawan upon an “involuntary termination” following a “change-in-control,” each as defined in the Change-in-Control Retention Plan. Participants in the plan also receive full vesting acceleration in their outstanding RSU and PSU awards, unless otherwise indicated, with PSU awards accelerating at the level of actual performance for completed performance periods and at target for performance periods that are not completed prior to the change-in-control. In the event of a change-in-control, performance under the TSR PSU awards would be determined based on the per share consideration received by VMware stockholders in the change-in-control transaction and the awards would otherwise continue to vest in accordance with their vesting schedules, except that the post-vesting holding period requirement would not apply. In the event of involuntary termination following a change-in-control, the TSR PSUs would accelerate based upon actual performance based on the change-in-control consideration price per share. Under the Change-in-Control Retention Plan, the planned spin-off of VMware from Dell Technologies Inc. disclosed by VMware in a Form 8-K filed April 14, 2021 is excluded from the definition of a “change-in-control.”

The foregoing description of Messrs. Raghuram and Dhawan’s Offer Letters and compensation arrangements does not purport to be complete and is qualified in its entirety by reference to the Offer Letters, which are attached as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Mr. Raghuram is currently a party to VMware’s standard form of indemnification agreement and VMware will enter into its standard form of indemnification agreement with Mr. Dhawan, the form of which is filed as Exhibit 10.7 to VMware’s Form 10-Q filed June 9, 2017.

Sanjay Poonen resigned his position as COO, Customer Operations of VMware effective May 11, 2021. Following his resignation, Mr. Poonen will remain employed by VMware for a transitional period.

Item 7.01.	Regulation FD Disclosure

On May 12, 2021, VMware issued a press release to announce the election of Mr. Raghuram as VMware’s CEO and to the Board and Mr. Dhawan as President, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02, Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement between VMware, Inc. and Rangarajan (Raghu) Raghuram dated May 11, 2021

10.2	Letter Agreement between VMware, Inc. and Sumit Dhawan dated May 11, 2021

99.1	Press Release of VMware, Inc. dated May 12, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: May 12, 2021	By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary